As filed with the Securities and Exchange Commission on August 27, 2007
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

OPENTV CORP.
(Exact name of registrant as specified in its charter)

British Virgin Islands	98-0212376
(State or other jurisdiction	(I.R.S. Employer
of incorporation	Identification No.)
or organization)
275 Sacramento Street
San Francisco, California 94111
(415) 962-5000
(Address and telephone number of principal executive offices)
OpenTV Corp. 2005 Incentive Plan
(Full title of the plan)

Mark Beariault, Esq.	Copy to:
OpenTV Corp.	Lee D. Charles., Esq.
275 Sacramento Street	Baker Botts L.L.P.
San Francisco, California 94111	30 Rockefeller Plaza
(415) 962-5000	New York, New York 10112
(Name, address and telephone number of agent for service)	(212) 408-2500
CALCULATION OF REGISTRATION FEE

		Proposed	Proposed
Title of Each Class		Maximum	Maximum
of Securities	Amount to be	Offering Price	Aggregate Offering	Amount of
to be Registered	Registered(1)	per Share (2)	Price(2)	Registration Fee
Class A ordinary shares (no par value)	1,955,894 shares	$1.44	$2,816,487	$86.47

(1)	This Registration Statement covers an additional 1,955,894 Class A ordinary shares of OpenTV Corp. (the “Company”) authorized to be offered and sold pursuant to the Company’s 2005 Incentive Plan, as amended from time to time (the “Plan”). In addition, this registration statement shall also cover any additional OpenTV Class A ordinary shares which become issuable under the Plan by reason of any share dividend, division or combination of shares, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the Company’s outstanding Class A ordinary shares.

(2)	Estimated solely for the purpose of calculating the registration fee in accordance with Rules 457(c) and (h) under the Securities Act of 1933 and is based upon the average of the high and low prices reported on The NASDAQ Global Market on August 23, 2007, which average was $1.44.

PART I
PART II
Item 3. Incorporation of Documents by Reference
Item 8. Exhibits
Item 9. Undertakings
SIGNATURES
Exhibit Index
EX-4.6: FORM OF RESTRICTED SHARE AGREEMENT
EX-5.1: OPINION OF CONYERS DILL & PEARMAN
EX-23.1: CONSENT OF GRANT THORNTON LLP
EX-23.2: CONSENT OF KPMG LLP

PART I
EXPLANATORY NOTE
     This Registration Statement on Form S-8, which incorporates by reference the Registrant’s previous Registration Statement on Form S-8 (Registration No. 333-130560), is being filed by the Registrant solely to register additional securities issuable pursuant to the OpenTV Corp. 2005 Incentive Plan. Accordingly, this Registration Statement consists only of those items required by General Instruction E to Form S-8.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
     The following documents, previously filed with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated herein by reference.
     (a) The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006, filed with the Commission on March 15, 2007;
     (b) The Company’s Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2007 and June 30, 2007, filed with the Commission on May 8, 2007 and August 2, 2007, respectively;
     (c) The Company’s Current Reports on Form 8-K filed with the Commission (other than the portions of those documents not deemed filed) on each of January 17, 2007, February 2, 2007, February 26, 2007, March 15, 2007 and July 3, 2007; and
     (d) The description of the Company’s Class A ordinary shares contained in the Company’s Registration Statement on Form F-1 (Registration Statement Number 333-89609) (the “F-1”) and any amendment or report filed for the purpose of updating such description.
     All documents subsequently filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and made a part hereof from their respective dates of filing (such documents, and the documents enumerated above, being hereinafter referred to as “Incorporated Documents”).
     Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.
Item 8. Exhibits.

Exhibit No.	Description

4.1	Specimen Certificate for Class A ordinary shares of OpenTV Corp. (incorporated by reference to Exhibit 4.1 to the F-1).

4.2	OpenTV Corp. 2005 Incentive Plan (incorporated by reference to Annex A to Schedule 14A of OpenTV Corp., as filed with the Securities and Exchange Commission on October 14, 2005).

4.3	Form of Incentive Stock Option Agreement (incorporated by reference to Exhibit 4.3 to the Registration Statement on Form S-8 of OpenTV Corp. (Registration No. 333-130560), as filed with the Securities and Exchange Commission on December 21, 2005 (the “2005 S-8”).

4.4	Form of Non-Qualified Stock Option Agreement (incorporated by reference to Exhibit 4.4 to the 2005 S-8).

4.5	Form of Independent Director Stock Option Agreement (incorporated by reference to Exhibit 4.5 to the 2005 S-8).

4.6*	Form of Restricted Share Agreement.

5.1*	Opinion of Conyers Dill & Pearman as to the legality of the securities being registered.

23.1*	Consent of Grant Thornton LLP.

23.2*	Consent of KPMG LLP.

23.3*	Consent of Conyers Dill & Pearman (included in Exhibit 5.1).

24.1*	Power of Attorney (included on page II-6).

*	Filed herewith.
Item 9. Undertakings.
(a) The Company hereby undertakes:
     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
               (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;
               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;
          Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Company pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.
     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(b) The Company hereby undertakes that, for the purpose of determining any liability under the Securities Act of 1933, each filing of the Company’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934), that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at the time shall be deemed to be the initial bona fide offering hereof.
(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California, on August 27, 2007.
OPENTV CORP.
By:  /s/ Shum Mukherjee
______________________________________________
Name: Shum Mukherjee
Title:  Executive Vice President and
Chief Financial Officer

POWER OF ATTORNEY
     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Alan A. Guggenheim and Mark Beariault, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including pre-effective and post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons (which persons constitute a majority of the Board of Directors) in the capacities and on the dates indicated:

Name	Title	Date

/s/ André Kudelski André Kudelski	Chairman of the Board of Directors	August 27, 2007

/s/ Alan A. Guggenheim Alan A. Guggenheim	Chief Executive Officer and Director (Principal Executive Officer)	August 27, 2007

/s/ James A. Chiddix	Vice Chairman of the Board	August 27, 2007
James A. Chiddix

/s/ Joseph Deiss	Director	August 27, 2007
Joseph Deiss

/s/ Lucien Gani	Director	August 27, 2007
Lucien Gani

/s/ Jerry Machovina	Director	August 27, 2007
Jerry Machovina

/s/ Mercer Reynolds	Director	August 27, 2007
Mercer Reynolds

/s/ Pierre Roy	Director	August 27, 2007
Pierre Roy

/s/ Claude Smadja	Director	August 27, 2007
Claude Smadja

/s/ Eric J. Tveter	Director	August 27, 2007
Eric J. Tveter

/s/ Shum Mukherjee	Chief Financial Officer	August 27, 2007
Shum Mukherjee	(Principal Financial Officer and
Principal Accounting Officer)

Exhibit Index

Exhibit No.	Description

4.1	Specimen Certificate for Class A ordinary shares of OpenTV Corp. (incorporated by reference to Exhibit 4.1 to the F-1).

4.2	OpenTV Corp. 2005 Incentive Plan (incorporated by reference to Annex A to Schedule 14A of OpenTV Corp., as filed with the Securities and Exchange Commission on October 14, 2005).

4.3	Form of Incentive Stock Option Agreement (incorporated by reference to Exhibit 4.3 to the Registration Statement on Form S-8 of OpenTV Corp. (Registration No. 333-130560), as filed with the Securities and Exchange Commission on December 21, 2005 (the “2005 S-8”).

4.4	Form of Non-Qualified Stock Option Agreement (incorporated by reference to Exhibit 4.4 to the 2005 S-8).

4.5	Form of Independent Director Stock Option Agreement (incorporated by reference to Exhibit 4.5 to the 2005 S-8).

4.6*	Form of Restricted Share Agreement.

5.1*	Opinion of Conyers Dill & Pearman as to the legality of the securities being registered.

23.1*	Consent of Grant Thornton LLP.

23.2*	Consent of KPMG LLP.

23.3*	Consent of Conyers Dill & Pearman (included in Exhibit 5.1).

24.1*	Power of Attorney (included on page II-6).

*	Filed herewith.